UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 24, 2018

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55775	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2018, we, through GAHC4 Songbird SNF Portfolio, LLC, our wholly-owned subsidiary, entered into a purchase and sale agreement, or the Purchase Agreement, with Midwest Health Properties, LLC, Petersen - Farmer City, LLC, Petersen Health Care II, Inc., Petersen Health Care III, LLC, Petersen Health Care VIII, LLC, Petersen Health Care XI, LLC, Petersen Health Care XIII, LLC, Petersen Health Group, LLC, Petersen Health Care XII, LLC, Robings, LLC, each referred to as a Seller, or two or more Seller parties referred to as Sellers, Midwest Health Operations, LLC, Petersen Health & Wellness, LLC, Petersen Health Business, LLC, Petersen Health Care - Farmer City, LLC, Petersen Health Care II, Inc., Petersen Health Care VII, LLC, Petersen Health Group, LLC, Petersen Health Quality, LLC, each referred to as a Current Operator, or two or more Current Operator parties referred to as Current Operators, POP, LLC as Tenant, an affiliate of Seller and Current Operator, and Mark B. Petersen as Guarantor, the indirect or direct owner of Sellers, Current Operators and Tenant, for the purchase of certain real property and certain other property and interests relating to the use and operation of 24 healthcare facilities, as set forth in the Purchase Agreement, located in Illinois and Missouri, or Songbird SNF Portfolio, for a contract purchase price of $78,500,000, plus closing costs. Songbird SNF Portfolio, consisting of approximately 625,000 square feet of gross leasable area and 2,104 licensed beds, includes 21 skilled nursing facilities and one assisted living facility located in Illinois and two skilled nursing facilities located in Missouri, and will be 100% leased at time of acquisition. We are not affiliated with the Sellers, Current Operators, Tenant or Guarantor.

The material terms of the Purchase Agreement include: (i) a due diligence period commencing on the effective date of the Purchase Agreement and ending on the 42nd day following the date on which all of the Primary Diligence Materials, as defined in the Purchase Agreement, are delivered to us; (ii) a deposit of $3,000,000 due within three business days after execution and delivery to both parties of the Purchase Agreement, which shall be non-refundable to us after the expiration of the due diligence period, except for failure of a condition precedent to our obligation to close, or as otherwise set forth in the Purchase Agreement; (iii) a closing date 30 days after the expiration of the due diligence period, subject to the satisfaction or waiver of certain conditions to closing set forth in the Purchase Agreement; (iv) our unconditional right to terminate the Purchase Agreement by delivering written notice to Sellers for any reason or no reason at any time before the expiration of the due diligence period, in which event, the deposit shall be returned to us; (v) Sellers’ right, in the event of our default that has continued for 10 business days after the date on which we receive Sellers’ notice of default, to be exercised jointly by Sellers, as their sole and exclusive remedy, to either: (a) waive our default and proceed to closing, if we are willing to proceed with closing; or (b) terminate the Purchase Agreement, in which case Sellers shall be entitled to receive the deposit as liquidated damages; (vi) our right, in the event of Sellers’, Tenant’s or Guarantor’s default that has continued for 10 business days after the date on which such party receives our notice of default, to either: (a) terminate the Purchase Agreement whereupon the deposit shall be returned to us and Sellers shall pay to us all of the out-of-pocket costs and expenses incurred by us in connection with the Purchase Agreement, including reasonable attorneys’ fees and expenses; (b) enforce specific performance of Sellers’, Tenants’ or Guarantor’s obligations; or (c) extend the closing date for up to 30 days by providing notice to Seller on or before the closing date to permit Sellers, Tenant or Guarantor to remedy any such default; provided, however, that in the event of Sellers’, Tenant’s or Guarantors’ willful or intentional default, we shall have the right to pursue any and all rights and remedies available in law or in equity in addition to the foregoing remedies; (vii) each of the parties shall perform such other acts, and shall execute, acknowledge and deliver, prior to, at or subsequent to Closing, such other applications, notices, instruments, documents and other materials as the other may reasonably request (as reasonably determined by the requesting party or its counsel) or that may be required in order to effect the consummation of the transactions contemplated hereby, to lawfully vest title to the property in our name and to allow Tenant to lawfully operate the ongoing business at the property, including, without limitation, those actions and items required by all Health Care Regulatory Agencies, as defined in the Purchase Agreement, having jurisdiction over the property; (viii) the execution of a master lease between us and Tenant upon closing, pursuant to which Tenant will occupy and operate Songbird SNF Portfolio under a 15-year, triple-net lease with two 10-year renewal options and annual rent escalators of 2.5%; (ix) Guarantor’s absolute, unconditional and irrevocable guarantee to us of each and every representation, warranty, covenant, agreement, and obligation of the Sellers and the full and timely performance by the Sellers, and each of them, of their obligations under the Purchase Agreement and the documents executed by each of them in connection with the Purchase Agreement; and (x) a limit of $7,850,000 for the aggregate amount of any and all damages incurred by us and any successor or permitted assignee for breach of any and all representations and warranties of Sellers, Tenant and/or Guarantor; provided further, that Seller shall not be liable to us for such damage or loss unless the aggregate of all such losses exceeds $785,000, at which point Seller will be liable to us for the entire amount of such losses including the initial $785,000; provided, however, Seller’s liability cap hereunder shall not apply to obligations arising (a) as a result of fraud or intentional misrepresentation or (b) any breach of a representation or warranty as specified in the Purchase Agreement. The Purchase Agreement also contains additional covenants, representations and warranties and indemnifications that are customary of real estate purchase and sale agreements. The material terms of the Purchase Agreement discussed above are qualified in their entirety by the Purchase Agreement.

We intend to finance the purchase of Songbird SNF Portfolio from funds raised through our initial public offering and debt financing. We also anticipate paying an acquisition fee based on the purchase price of the property to our affiliated advisor in connection with the acquisition of such property, as described in the prospectus for our initial public offering. We anticipate closing this acquisition in the third quarter of 2018; however, we can give no assurance that the closing will occur within this timeframe, or at all. The potential acquisition of Songbird SNF Portfolio is subject to substantial conditions to closing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.
July 30, 2018
By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer